Exhibit 99.2

Business Combination Between Praxair and Linde AG

Successfully Completed

Guildford, UK (31 October 2018) – Linde plc (NYSE: LIN; FWB: LIN) announced today the successful completion of the business combination between Praxair and Linde AG.

Starting today, Linde plc shares will commence trading on the New York Stock Exchange under the stock ticker symbol “LIN”. On the Frankfurt Stock Exchange, Linde plc commenced trading on 29 October 2018 also under the ticker symbol “LIN”. Both Praxair and Linde AG tendered shares have been delisted from the New York and Frankfurt Stock Exchange respectively. Concurrent to the delisting of Linde AG tendered shares, the stock ticker symbol for Linde AG untendered shares has changed to “LNA” and continues to be listed on the Frankfurt Stock Exchange.

As part of the business combination agreement, Praxair shareholders received one share of Linde plc for each Praxair share they had held. Linde AG shareholders who accepted the exchange offer received 1.54 shares of Linde plc for each Linde AG share tendered under the exchange offer. Fractional shares will be aggregated and sold in accordance with the terms of the exchange offer document and the business combination agreement. Shareholders with fractional shares will receive cash in an amount representing such holder’s proportionate interest in the net proceeds from the sale.

Now that the business combination has been completed, the companies will focus on finalising the divestitures required by the respective antitrust authorities. Necessary divestitures include, in particular, certain sales in the United States which Linde AG is required to complete by 29 January 2019. Until the completion of the majority of such divestitures, Linde AG and Praxair are obliged to operate their businesses globally as separate and independent companies, and not coordinate any of their commercial operations.

About Linde plc

Linde plc is a leading industrial gas and engineering company with market capitalization of approximately USD 90 billion (EUR 78 billion) and 2017 pro forma sales of USD 27 billion (EUR 24 billion). The company employs approximately 80,000 people globally and serves customers in more than 100 countries worldwide. Linde plc delivers innovative and sustainable solutions to its customers and creates long-term value for all stakeholders. The company is making our world more productive by providing products, technologies and services that help customers improve their economic and environmental performance in a connected world.

For more information about the company, please visit www.lindeplc.com.

Contacts

Investor Relations Juan Pelaez Email: juan_pelaez@praxair.com Phone: +1 203 837 2213	Media Relations Matthias Dachwald Email: matthias.dachwald@linde.com Phone: +49 89 35757 1333

Forward-looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on our beliefs and assumptions on the basis of factors currently known to us. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. These forward-looking statements include, but are not limited to, statements regarding benefits of the business combination, integration plans and expected synergies, and anticipated future growth, financial and operating performance and results. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted or expected. No assurance can be given that these forward-looking statements will prove accurate and correct, or that projected or anticipated future results will be achieved. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: regulatory or other limitations imposed as a result of the business combination; the ability to successfully integrate the Praxair and Linde businesses; the risk that the consummation of the business combination could have adverse effects on the market price of Linde’s or Linde plc’s shares or the ability of the companies to retain customers, retain or hire key personnel, maintain relationships with their respective suppliers and customers, and on their operating results and businesses generally; the risk that Linde plc may be unable to achieve expected synergies or that it may take longer or be more costly than expected to achieve those synergies; state, provincial, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the industrial gas, engineering and healthcare industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for industrial gas, engineering and healthcare and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; the development of alternative energy resources; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; the effects of accounting pronouncements issued periodically by accounting standard-setting bodies; conditions of the debt and capital markets; market acceptance of and continued demand for the companies’ products and services; changes in tax laws, regulations or interpretations that could increase Praxair’s, Linde’s or Linde plc’s consolidated tax liabilities; and such other factors as are set forth in Linde’s annual and interim financial reports made publicly available and Praxair’s and Linde plc’s public filings made with the SEC from time to time, including but not limited to those described under the heading “Risk Factors” in Linde plc’s European Listing Prospectus, published on October 24, 2018, and Item 8.01 of Linde plc’s Current Report filed with the SEC on October 31, 2018, which is available via the SEC’s Web site at www.sec.gov. The foregoing list of risk factors is not exhaustive. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Linde, Praxair or Linde plc has described. All such factors are difficult to predict and beyond our control. All forward-looking statements included in this document are based upon information available to Linde, Praxair and Linde plc on the date hereof, and each of Linde, Praxair and Linde plc disclaims and does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.